As filed with the Securities and Exchange Commission on March 9, 2000
                                            Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------
                                   Form S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                            ----------------------
                              Creo Products Inc.
            (Exact name of Registrant as specified in its charter)
              Canada                             None
  (State or other jurisdiction of            (I.R.S. Employer
  incorporation or organization)           Identification Number)
                               3700 Gilmore Way
                           Burnaby, British Columbia
                                V5G 4M1, Canada
   (Address, including zip code, of Registrant's principal executive office)

                            1996 Stock Option Plan

                           (Full title of the Plan)
                            ----------------------
                                  Kevin Joyce
                                   Creo Inc.
                         650 Suffolk Street, Suite 100
                               Lowell, MA 01854
                              Ph: (978) 937-8200
   (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service and authorized representative of
                       Registrant in the United States)
                            ----------------------
                                  Copies to:
                                 Lee Meyerson
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                           New York, New York 10017
                            ----------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        Proposed              Proposed
              Title of                                                  Maximum                Maximum              Amount of
            Securities to                      Amount to             Offering Price           Aggregate            Registration
            be Registered                    be Registered          Per Share<F(1)>        Offering Price           Fee<F(1)>

Common shares without
par value . . . . . . . . . . . . .           3,500,000                 $35.23             $123,305,000            $32,552.52

[FN]
<F(1)>  Pursuant to Rule 457(c) under the  Securities Act  of 1933 the proposed maximum offering price per share and the registration fee relating to the common shares being registered have been based on the average of the bid and ask price of the Common Stock, without par value ("Common Stock") reported on the National Association of Securities Dealers Automated Quotation System on March 3, 2000.

                                    PART I


Item 1.   Plan Information.

        Not required to be filed with this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information.

        Not required to be filed with this Registration Statement.

                                    PART II


Item 3.   Incorporation of Documents by Reference.

     The  following   documents  filed   with  the  Securities   and  Exchange
Commission by Creo Products Inc. (the "Company" or the "Corporation") are hereby incorporated in this Registration Statement by reference:

        (1)  The  Company's Registration  Statement on Form F-1  dated July 1,
             1999.

        (2) The Company's Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 1999.

        (3) The Company's Current Reports on Form 6-K dated February 3, 2000, January 26, 2000, January 1, 2000, December 6, 1000,
             November 9, 1999, November 8, 1999, October 7, 1999, October 1, 1999, and September 30, 1999.

        (4) The description of the Company's Common Stock contained in the registration statement on Form F-1 filed with the SEC on July 1, 1999, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 124, Subsections (1) through (4), of the Canada Business Corporations Act (the "Act") provides as follows:

        "124. Indemnification.--(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

          (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

          (b)   in  the  case   of  a  criminal  or  administrative  action or
                proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        (2) Indemnification in derivative actions.--A corporation may with the approval of a court indemnify a person referred to in subsection
        (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in paragraphs (1)(a) and (b).

        (3) Indemnity as of right.--Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

          (a) was substantially successful on the merits in his defence of the action or proceeding; and

          (b)   fulfills the conditions set out in  paragraphs (1)(a) and (b).

        (4) Directors' and officers' insurance.--A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him

          (a) in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or

          (b) in his capacity as director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate."

     Sections 7.02 and 7.03 of the General By-Laws of the Company provide as follows:

        "Section 7.02--Indemnity. Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

          (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he has reasonable grounds for believing that his conduct was lawful.

        Section 7.03--Insurance. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers, as the board may from time to time determine.".

        Form of Indemnification Agreement between the Company and each of  its
Directors and Officers, which supplements   the indemnification provisions  of
the General By-Laws of the Company.

     Section 1 and Section 3 of the Indemnification Agreement provide as follows:

        "1.     Indemnification.

          (a) Third-Party Proceedings. The Company shall indemnify its directors and officers" (individually, the "Indemnitee"), "if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of:

             (i) the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company,

             (ii) any action or inaction on the part of Indemnitee while an officer or director of the Company or,

             (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action or proceeding if Indemnitee acted honestly and in good faith and with a view to the best interests of the Company, and, with respect to any criminal or administrative action or proceeding that is enforced by monetary penalty, if Indemnitee had reasonable grounds for believing Indemnitee's conduct was lawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (A) Indemnitee did not act honestly, in good faith and with a view to the best interests of the Company, or (B) with respect to any criminal or administrative action or proceeding that is enforced by monetary penalty, Indemnitee did not have reasonable grounds for believing that Indemnitee's conduct was lawful.

          (b) Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of:

             (i) the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company,

             (ii) any action or inaction on the part of Indemnitee while an officer or director of the Company or

             (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including legal fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or proceeding if Indemnitee acted honestly and in good faith and with a view to the best interests of the Company, and, with respect to any criminal or administrative action or proceeding that is enforced by monetary penalty, had reasonably grounds for believing Indemnitee's conduct was lawful, and such indemnification is approved by a court of competent jurisdiction in accordance with applicable law.


          (c) Tax Gross-Up. If Indemnitee is required by law to pay any tax on account of receipt of any amount under this Agreement, the Company shall increase the amount payable to Indemnitee such that the amount received by Indemnitee, after deduction of all applicable taxes, is equal to the amount that Indemnitee would have received under this Agreement had such tax not been payable, provided that Indemnitee takes all reasonable steps to minimize the amount of such tax and provides the Company with evidence satisfactory to the Company, acting reasonably, that such steps have been taken."

        3.      Additional indemnification Rights; Nonexclusivity

             (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Company's Articles of Incorporation, the Company's By-laws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Canadian corporation to indemnify a member of its board of directors, an officer or other corporate agent, such changes shall be, ipso facto, within the purview of Indemnitee's rights and Company's obligations under this Agreement. In the event of any change in applicable law, statute, or rule which narrows the right of a Canadian corporation to indemnify a member of its Board of Directors, an officer, or other, or other corporate agent, such changes, to the extent not otherwise required by such law, statute, or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

             (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Articles of
             Incorporation, its By-laws, any agreement, any vote of shareholders or disinterested directors, the Canada Business Corporations Act, as amended, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.


Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits

     4(a)       Articles of Incorporation of the Company dated   March 9, 1994
                (incorporated  by reference to Exhibit  3.1 of  the  Company's
                Registration Statement made on  Form F-1, dated July 1, 1999), as amended by Certificate and  Articles of Amendment dated May
                7,  1999  (incorporated  by reference  to  Exhibit  3.1 of the
                Company's Registration Statement  made on Form F-1, dated July
                1, 1999)
     4(b)       General By-Laws  of the  Company, as  amended (incorporated by
                reference  to   Exhibit  3.1  of  the  Company's  Registration
                Statement made on Form F-1, dated July 1, 1999)
     4(c)       Creo Products Inc. 1996 Stock Option Plan
     5          Opinion of Getz Prince Wells
     23(a)      Consent of PricewaterhouseCoopers LLP
     23(b)      Consent of KPMG LLP
     24         Power of Attorney (included on the signature page hereto)
     99         Form of Indemnification Agreement between the Company and each of its Directors and Officers (incorporated by reference to Exhibit 10.2 of the Company's Registration Statement made on
                Form F-1, dated July 1, 1999)

Item 9.   Undertakings.

     The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

     provided,  however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To  remove  from  registration   by  means  of  a  post-effective
     amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of each plan's annual report pursuant to Section 15(d) of the Exchange
     Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Creo Products Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Burnaby, Province of British Columbia, on the __ day of ___, 2000.

                                    CREO PRODUCTS INC.
                                       (Registrant)


                                    /s/ Thomas A. Kordyback
                                    -------------------------
                                    Thomas A. Kordyback
                                    Chief Financial Officer


                            POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Creo Products Inc. in their respective capacities set forth below constitutes and appoints Amos Michelson and Thomas A. Kordyback, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company to be issued by the Company pursuant to, or upon exercise of stock options granted under, the 1996 Stock Option Plan to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-8 or any Form relating to the registration of such Common Stock, to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                     Title                    Date
        ---------                      -----                    ----

/s/  Amos Michelson         Chief Executive Officer          March 7, 2000
---------------------       and Director (Principal
Amos Michelson              Executive Officer)


/s/ Thomas Kordyback        Vice President, Finance,         March 7, 2000
----------------------      Chief Financial Officer
Thomas A. Kordyback         and Secretary (Principal
                            Financial and Accounting
                            Officer)
/s/ Daniel Gelbart          President and Director           March 7, 2000
----------------------
Daniel Gelbart

/s/ Raphael H. Amit         Chair of the Board and           March 7, 2000
----------------------      Director
Raphael H. Amit

/s/ Thomas D. Berman        Director                         March 7, 2000
----------------------
Thomas D. Berman

/s/ John J. Bu              Authorized Representative        March 9, 2000
----------------------      in the United States,
John J. Bu                  Director

/s/ Douglas H. Richardson   Director                         March 8, 2000
-------------------------
Douglas H. Richardson
/s/ Kenneth A. Spencer      Director                         March 7, 2000
-------------------------
Kenneth A. Spencer

/s/ Charles Young           Director                         March 7, 2000
-------------------------
Charles Young

EXHIBIT INDEX

 Exhibit
 Number                    Description of Exhibit

4(a) Articles of Incorporation of the Company dated March 9, 1994 (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement made on Form F-1, dated July 1, 1999 ), as amended by Certificate and Articles of Amendment dated May 7, 1999 (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement made on Form F-1, dated July 1,
          1999)
4(b) General By-Laws of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement made on Form F-1, dated July 1, 1999)
4(c)*     Creo Products Inc. 1996 Stock Option Plan, as amended
5*        Opinion of Getz Prince Wells
23(a)*    Consent of PricewaterhouseCoopers LLP
23(b)*    Consent of KPMG LLP
24* Power of Attorney (included on the signature page hereto)
99 Form of Indemnification Agreement between the Company and each of its Directors and Officers (incorporated by reference to Exhibit 10.2 of the Company's Registration Statement made on Form F-1, dated July 1, 1999)




---------------------
*Filed herewith